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                             DEVELOPMENT AGREEMENT

                                     Between

                            CALENERGY COMPANY, INC.,

                         EL PASO POWER HOLDING COMPANY

                                      and

                               CE GENERATION, LLC

                                  Dated as of

                                 March 3, 1999


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                             DEVELOPMENT AGREEMENT
                             ---------------------

     This DEVELOPMENT AGREEMENT ("Agreement") dated as of March 3, 1999, is by and among CalEnergy Company, Inc., a Delaware corporation ("CalEnergy"), El
Paso Power Holding Company, a Delaware corporation ("El Paso"), and CE Generation, LLC, a Delaware limited liability company ("Company") (individually, "Party" and collectively, "Parties").

                                    RECITALS
                                    --------

     WHEREAS, CalEnergy formed the Company and contributed to the Company all of its ownership interests in the owners of certain power plants as further described herein ("Project Owners").

     WHEREAS, CalEnergy and El Paso have executed an Equity Purchase Agreement dated as of February 21, 1999 with respect to certain equity interests in the Company (the "Purchase Agreement").

     WHEREAS, CalEnergy has retained all rights to develop minerals within the Salton Sea Known Geothermal Resource Area ("SSKGRA").

     WHEREAS, Company, CalEnergy and El Paso desire to pursue certain development activity upon the occurrence of specified events.

     NOW, THEREFORE, in consideration of the promises, mutual covenants, and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     The capitalized items used in this Agreement are defined in the Recitals above, Appendix A or in the Section in which such term is used.

                                   ARTICLE II

                               FUTURE DEVELOPMENT
                               ------------------

     Section 2.1 Development Activities. CalEnergy and the Company shall endeavor to develop new project opportunities (each an "Opportunity") within the "SSKGRA" on Leases owned or held by the Company and its affiliates pursuant to terms hereof and subject to their respective rights for power plant and mineral development. Upon receipt by the Company of a proposal for a joint Opportunity from CalEnergy, El Paso shall either (i) determine whether the Company will pursue such proposal or (ii) elect to have the Company forego the proposed Opportunity. If El Paso elects to have the Company pursue such proposal the Company shall establish budgets (with all internal costs to be billed at cost) to jointly pursue the Opportunity. In the event El Paso elects to have the Company not pursue the Opportunity or El Paso fails to




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consent to the Company meeting its budgetary requirements or a stalemate ensues
(as determined pursuant to Section 5.10) (a "Trigger Event"), then CalEnergy shall be free to pursue the Opportunity independently.

     Section 2.2 Option. If within 60 days after Cal Energy proposes an Opportunity for a Power Plant or Combined Facility to the Company, El Paso has not irrevocably elected in writing to pursue the Opportunity or within 30 days of a Trigger Event, CalEnergy may independently develop, construct and own the resulting Power Plant, Mineral Facility or Combined Facility, provided, prior to commencement of construction thereof, that CalEnergy delivers an independent geothermal consultants report concluding that the SSKGRA resource supplying existing Power Plants owned by the Company will continue to be sufficient to sustain for 33 years the then existing production by Power Plants then operating or under construction. If within 30 days after delivery of such independent geothermal consultants report to the Company, El Paso delivers a subsequent independent geothermal consultants report concluding that the resource will be insufficient to sustain for 33 years the then existing production by Power Plants then operating or under construction, then the matter shall be submitted to alternative dispute resolution pursuant to Section 5.10.

     Section 2.3 Resource Priority. In the event a Power Plant or Combined Facility is owned by CalEnergy and neither Company nor El Paso has an interest therein, geothermal brine used by such Power Plant or Combined Facility shall be subject to the prior right to such brine by the existing facilities to the extent required to maintain the same access to geothermal brine required to maintain the level of operations contemplated by the Geothermal Report; provided, however, prior to preempting any use of such brine by a Power Plant or Combined Facility, the Company first uses commercially reasonable efforts consistent with past practices to otherwise develop or produce any required brine.

     Section 2.4 Other Minerals. Except for the limitation with respect to resource sustainability to Section 2.2 above, nothing in this Agreement restricts or encumbers the right of CalEnergy with respect to the development of Minerals Facilities in connection with the Existing Facilities or future Power Plants or the Zinc Recovery Project. El Paso and the Company expressly acknowledge that except as expressly provided in connection with the option provided with respect to a Combined Facility set forth in Section 2.2 above, neither El Paso nor the Company have any right or interest to participate in any Mineral Facilities or receive any payment with respect thereto. It is further expressly acknowledged that neither the Company nor El Paso has any right or interest to participate or receive any payment with respect to the Excluded Assets (as defined in the Purchase Agreement) and any expansions or modifications thereof.

                                  ARTICLE III

                                   ROYALTIES

     Section 3.1 Power Plant Royalty. For any new geothermal electric generating facilities (other than the Existing Facilities or any expansion thereof) developed by the Company

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within the SSKGRA, the Company shall pay to CalEnergy a royalty equal to 1% of the gross revenue from the sale of electricity and ancillary services therefrom, payable monthly.

     Section 3.2 Mineral Facility. For any Combined Facility developed by the Company within the SSKGRA, the Company shall pay to CalEnergy a royalty equal to 4% of the gross revenue from the sale of any minerals or byproducts produced therefrom, payable monthly.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

     Section 4.1 Access/Cooperation. The Company shall provide such access and surface rights as may be reasonably requested by CalEnergy to develop, construct, operate, or maintain a Power Plant, Mineral Facility or Combined Facility owned by CalEnergy (rather than by the Company). Any incremental costs of the Company as a result of these activities shall be borne by CalEnergy.

     Section 4.2 Financing. The Company and El Paso shall cooperate with CalEnergy and execute such documents as may be necessary to permit financing of a Power Plant, Mineral Facility or Combined Facilities owned by CalEnergy (rather than the Company) on a project finance basis through Salton Sea Funding Corporation or otherwise. All costs related to such new financing shall be borne by CalEnergy.

     Section 4.3 Consents. The Company shall cooperate to obtain each of the Consents which must have been obtained for closing of financing with respect to Project Assets and to maintain them in full force and effect.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

     Section 5.1 Transferability. This Agreement may not be transferred or assigned in whole or in part by any party hereto; provided that any party may merge with or into another entity and such successor entity shall succeed to the rights and obligations of such party.

     Section 5.2 Payment of Costs and Expenses. Except as otherwise set forth herein, each party shall be solely responsible for their own costs and expenses (including, without limitation, legal and accounting fees and disbursements).

     Section 5.3 Third-Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of any Party. Unless otherwise expressly provided herein, no one, including, without limitation, the Parties or any creditor of a Party, shall have any rights under this Agreement against any Affiliate of any Party.

     Section 5.4 Further Assurances. Each Party agrees to use its best efforts to take, or cause to be taken, and to do, or cause to be done, all things that may be necessary or appropriate to consummate and make effective the transactions contemplated by this Agreement.

     Section 5.5 Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the Parties.

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     Section 5.6 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term. Such waiver shall be effective only if in a writing signed by the Party or Parties against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay or omission on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     Section 5.7 Entire Agreement. This Agreement, including the schedules and exhibits hereto, and the documents expressly referred to herein, constitutes the entire agreement between the Parties with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby expressly are superseded by this Agreement. There are no unwritten or oral agreements between the Parties.

     Section 5.8 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other Persons or circumstances, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken here from and the remainder of this Agreement will have the same force and effect as if such part or parts had never been included herein. Any such finding of invalidity or unenforceability will not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

     Section 5.9 Notices. Unless otherwise expressly provided herein, all notices, requests, demands, consents, waivers, instructions, approvals and other communications hereunder shall be in writing and will be deemed to have been duly given if personally delivered to or mailed, certified mail, return receipt requested, first-class postage paid, addressed as follows:

   If to CalEnergy, to it at:
     302 South 36th Street, Suite 400-13
     Omaha, Nebraska 68131
     Attention:  General Counsel
     Telephone:  402-341-4500
     Facsimile:  402-231-1658

   If to Company, to it at:
     302 South 36th Street, Suite 400-13
     Omaha, Nebraska 68131
     Attention:  General Counsel
     Telephone:  402-341-4500
     Facsimile:  402-231-1658


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   And a copy to:
     Willkie Farr & Gallagher
     787 Seventh Avenue
     New York, NY 10022
     Attention:  Peter J. Hanlon, Esq.
     Telephone:  212-728-8000
     Facsimile:  212-728-8111

   If to El Paso, to it at:
     El Paso Power Holding Company
     350 Indiana Street
     Suite 300
     Golden, CO 80401
     Attention:  President
     Telephone:  303-278-3400
     Facsimile:  303-215-5450

   And a copy to:
     El Paso Energy
     1001 Louisiana
     Suite 2754 B
     Houston, TX 77002
     Attention:  Gregory W. Jones, Esq.
     Telephone:  713-420-4431
     Facsimile:  713-420-4943

   And a copy to:
     King & Spalding
     1185 Avenue of the Americas
     New York, NY 10036
     Attention:  Stephen M. Wiseman, Esq.
     Telephone:  212-556-2100
     Facsimile:  212-556-2222

or to such other address or to such other individuals as any party shall have last designated by notice to the other Party. All notices and other communications given to any Party in accordance with the provisions of this Agreement shall be deemed to have been given when personally delivered or five days after mailing to the intended recipient thereof in accordance with the provisions of this Section 5.9.

     Section 5.10 Alternative Dispute Resolution. If the parties hereto are unable to resolve disputes, the parties shall refer the disputes to the President of El Paso and CalEnergy. If such Presidents are unable to resolve such disputes within 30 days, then the dispute shall be referred to a mediator or arbitrator for a period of 30 days. If the dispute is not resolved after

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such process, the dispute shall be deemed a stalemate and the parties may pursue such other remedies as may be available.

     Section 5.11 Governing Law. This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the State of California without regard to the principles of conflict of laws.

     Section 5.12 Successors and Assigns. Unless otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective legal representatives, successors and permitted assigns.

     Section 5.13 Headings and Table of Contents. The Article and Section headings and the Table of Contents in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

     Section 5.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

                         CALENERGY COMPANY, INC.

                         By: /s/ Steven A. McArthur
                             ----------------------------
                             Name: Steven A. McArthur
                             Title:  Executive V.P.


                         EL PASO POWER HOLDING COMPANY

                         By: /s/ Larry McKellum
                             ----------------------------
                             Name: Larry McKellum
                             Title:  President


                         CE GENERATION, LLC

                         By: /s/ Steven A. McArthur
                             ---------------------------
                             Name: Steven A. McArthur
                             Title:  Executive V.P.


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                                   APPENDIX A

                                  DEFINITIONS

     "Affiliate" shall mean as to any Person any other Person that directly or indirectly controls, is controlled by, or is under common control with such first Person.

     "Agreement" shall mean this Development Agreement, as amended from time to time.

     "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "CalEnergy" shall mean CalEnergy Company, Inc., and its successors in interest.

     "Combined Facility" shall mean a facility consisting of one integrated facility involving both a Power Plant and Mineral Facility which is to be constructed contemporaneously.

     "Company" shall have the meaning specified in the preamble to this Agreement.

     "Existing Facilities" shall mean the geothermal power generation facilities included in the definition of Projects in the Purchase Agreement.

     "Minerals Facility" shall mean any facility for the extraction or processing of minerals including without limitation ion exchange units, solvent extraction units and electro-winning facilities for the extraction or production of zinc, silica, manganese, silver, gold, lithium or other minerals.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency of political subdivision thereof or any other legal entity.

     "Power Plant" means any electric generating facilities including the turbine/generator all auxiliary equipment required for generation of electricity, geothermal wells, gathering facilities, processing facilities, and injection or disposal facilities with respect to a geothermal facility, and all contract and real and personal property rights related thereto.

     "Project Assets" means all of the real and personal property used or useful in connection with the ownership and operation of a Power Plant, Mineral Facility or Combined Facility and which are now owned or held by a Project Owner or hereafter acquired, including the Project Documents, other contracts, contract rights, licenses and other intangible property, but excluding cash and accounts receivable.

     "Project Document" means for any project means each of the agreements or documents providing for operation, maintenance, administration, sales of power, leasing of real or personal property, easements, licenses, technology transfer, services performed by and for minerals extraction activities, whether now existing or hereafter entered into, in each case, with any amendments, notifications, supplements, and replacement thereof, and any other agreements entered into by a Project Company in the ordinary course of the operation of a Project.

     "Salton Sea Funding Indebtedness" means the Indebtedness of Salton Sea Funding Corporation as of the date of this Agreement.